                                                                   EXHIBIT 10.69

                        HOME PROPERTIES OF NEW YORK, INC.
                        HOME PROPERTIES OF NEW YORK, L.P.
                AMENDMENT NUMBER TWO TO EXECUTIVE RETENTION PLAN

     This  Amendment  Number Two to Executive  Retention Plan is adopted by Home
Properties of New York, Inc. (the "Company"),  a Maryland corporation  organized and operated as a real estate investment trust ("REIT"),  and Home Properties of
New York, L.P. (the "Operating Partnership"), a New York limited partnership, as of the 5th day of August, 2003. The Company,  the Operating  Partnership and any
subsidiary entities  controlled by the Company or the Operating  Partnership are collectively referred to herein as the "Company."

     WHEREAS, as of February 2, 1999, the Company adopted an Executive Retention
Plan (the "Plan")  applicable to certain of the Company's officers and employees
(the "Participants");

     WHEREAS, the Plan was amended effective April 25, 2000 to provide that upon a termination of employment in circumstances  under which benefits would be paid to a Participant under the Plan, all of such  Participant's  options to purchase the Company's common stock would vest immediately;

     WHEREAS,  the Board of Directors  has  approved a further  amendment to the
Plan to provide that the  restrictions on any and all restricted stock issued to a Participant  shall lapse  automatically  upon termination of the Participant's
employment  in  circumstances   under  which  benefits  would  be  paid  to  the
Participant under the Plan;

     NOW THEREFORE, the Plan shall be and hereby is amended as provided below.

     1.  Definitions:  All  capitalized  terms  used  but  not  defined  in this
Amendment shall have the meaning given them in the Plan.

     2. Restricted  Stock:  The following  sentence shall be added at the end of each of sub-paragraphs (a), (b) and (c) of paragraph 3 of the Plan:

     "In  addition,  in the event of a  termination  of  employment as described above, any restrictions applicable to any shares of restricted stock outstanding as of the  date of  termination  granted  to the  affected  employee  under  the
Company's  1994 Amended and Restated  Stock Benefit Plan and the Company's  2000
Stock Benefit Plan, as either plan may be subsequently amended,  shall lapse and such shares of  restricted  stock  shall  become  free of all  restrictions  and limitations and shall become fully vested and transferable."

     3. Miscellaneous:  As modified by this Amendment Number Two, the Plan shall remain in full force and effect.